Exhibit 4.1

FLEXSCAN, INC.
2005 EQUITY COMPENSATION INCENTIVE PLAN

1. PURPOSE

The flexSCAN, Inc. 2005 Equity Compensation Incentive Plan is intended to promote the best interests of and its stockholders by (i) assisting the Company and its Subsidiaries in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Company's businesses by affording such persons equity participation in the Company and (iii) associating the interests of such persons with those of the Company and its Subsidiaries and stockholders.

2. DEFINITIONS

As used in the Plan the following definitions shall apply:

"AWARD" means any Option or Restricted Stock Award granted hereunder.

"BOARD" means the Board of Directors of the Company.

"CAUSE" means in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Company or its Subsidiaries or where there is such an agreement but it does not define "cause" (or words of like import), conduct related to the Participant's service to the Company or a Subsidiary for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of the Company's or its Subsidiaries policies, disclosing or misusing any confidential information or material concerning the Company or any Subsidiary or material breach of any employment, consulting agreement or similar agreement, or in the case where the Participant has an employment agreement, consulting agreement or similar agreement that defines a termination for "cause" (or words of like import), "cause" as defined in such agreement; provided, however, that with regard to any agreement that defines "cause" on occurrence of or in connection with change of control, such definition of "cause" shall not apply until a change of control actually occurs and then only with regard to a termination thereafter.

"CODE" means the Internal Revenue Code of 1986, and any amendments thereto.

"COMMITTEE" means the Compensation Committee of the Board ,or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board, all of whom are disinterested persons, as contemplated by Rule 16b-3 promulgated under the Exchange Act.

"COMMON STOCK" means the common stock, $0.001 par value, of the Company.

"COMPANY" means flexSCAN, Inc., a Delaware corporation.

"CONSULTANT" means any person, other than an employee, performing consulting or advisory services for the Company or any Subsidiary.

"CONTINUOUS SERVICE" means that the Participant's service with the Company or a Subsidiary, whether as an employee or Consultant, is not interrupted or terminated. A Participant's Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee or Consultant or a change in the entity for which the Participant renders such service. The Participant's Continuous Service shall be deemed to have terminated either upon an actual termination or upon the entity for which the Participant is performing services ceasing to be a Subsidiary of the Company. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

"CORPORATION LAW" means the general corporation law of the jurisdiction of incorporation of the Company.

"DIRECTOR" means a member of the Board.

"DISABILITY" means that a Participant covered by a Company or Subsidiary-funded long term disability insurance program has incurred a total disability under such insurance program and a Participant not covered by such an insurance program has suffered a permanent and total disability within the meaning of Section 22(e)(3) of the Code or any successor statute thereto.

"ELIGIBLE PERSON" means an employee, officer, director, consultant or advisor to the Company or a Subsidiary (including an entity that becomes a Subsidiary after the adoption of the Plan).

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FAIR MARKET VALUE" means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i) If the Common Stock is traded on a national securities exchange or on the Nasdaq National Market System, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If not so traded on a national securities exchange or on the Nasdaq National Market System, the average of the closing bid and asked prices thereof on such day of determination or, if the Common Stock is not traded on the date of determination, on the last preceding date on which the Common Stock is traded; or

(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.

"INCENTIVE STOCK OPTION" means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

"NONQUALIFIED STOCK OPTION" means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.

"OPTION" means any option to purchase shares of Common Stock granted under the Plan.

“OUTSIDE DIRECTOR” means a director who is not an employee or consultant of the Company.

"PARTICIPANT" means an Eligible Person who is selected by the Committee to receive an Option or Restricted Stock Award and is party to any Stock Option Agreement or Restricted Stock Award Agreement required by the terms of such Option or Restricted Stock Award.

"PLAN" means this flexSCAN, Inc. 2005 Equity Compensation Incentive Plan.

"RESTRICTED STOCK AWARD" means an award of Common Stock under Section 7.

"SECURITIES ACT" means the Securities Act of 1933 as amended.

"STOCK AWARD AGREEMENT" means a written agreement between the Company and a Participant setting forth the specific terms and conditions of a Restricted Stock Award granted to the Participant under Section 7. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

"STOCK OPTION AGREEMENT" means a written agreement between the Company and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

"SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"TEN PERCENT OWNER" means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate, trust or other entity shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

3. ADMINISTRATION

A. ADMINISTRATION. The Committee shall serve as the administrator of the Plan. If permitted by the Corporation Law, and not prohibited by the charter or the bylaws of the Company, the Committee may delegate a portion of its authority to administer the Plan to an officer or officers of Company designated by the Committee.

B. POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, and subject at all times to the terms and conditions of the delegation of authority from the Board, the Committee shall have the authority to implement, interpret and administer the Plan. Such authority shall include, without limitation, the authority:

(i) To construe and interpret all provisions of the Plan and all Stock Option Agreements and Restricted Stock Award Agreements under the Plan.

(ii) To determine the Fair Market Value of Common Stock.

(iii) To select the Eligible Persons to whom Awards, are granted from time-to-time hereunder.

(iv) To determine the number of shares of Common Stock covered by an Option or Restricted Stock Award; determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and determine such other terms and conditions, not inconsistent with the terms of the Plan, of each Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Restricted Stock Award, the time or times when Options or Restricted Stock Awards may be exercised or Common Stock issued thereunder, the right of the Company to repurchase Common Stock issued pursuant to the exercise of an Option or a Restricted Stock Award and other restrictions or limitations (in addition to those contained in the Plan) on the forfeitability or transferability of Options, Restricted Stock Awards or Common Stock issued pursuant to Awards. Such terms may include conditions as shall be determined by the Committee and need not be uniform with respect to Participants.

(v) To amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Option or Restricted Stock Award; and to determine the time at which a Restricted Stock Award or Common Stock issued under the Plan may become transferable or nonforfeitable.

(vi) To prescribe the form of Stock Option Agreements and Restricted Stock Award Agreements; to adopt policies and procedures for the exercise of Options or Restricted Stock Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.

Any decision made, or action taken, by the Committee or in connection with the administration of the Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

4. ELIGIBILITY

A. ELIGIBILITY FOR AWARDS. Incentive Stock Options may be granted only to employees and directors of the Company or Subsidiary. Other Awards may be granted to any Eligible Person selected by the Committee.

B. SUBSTITUTION AWARDS. The Committee may make Restricted Stock Awards and may grant Options under the Plan by assumption, substitution or replacement of stock awards or stock options, granted by another entity (including a Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Subsidiary) and such other entity (and/or its Subsidiary). Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Restricted Stock Awards or Options shall be as the Committee, in its discretion, determines is appropriate.

5. COMMON STOCK SUBJECT TO PLAN

A. SHARE RESERVE AND LIMITATIONS ON GRANTS. Subject to adjustment as provided in Section 9, the maximum aggregate number of shares of Common Stock that may be (i) issued under the Plan pursuant to the exercise of Options and (ii) issued pursuant to Restricted Stock Awards is 5,000,000 shares of Common Stock. No Participant may receive Awards representing more than 400,000 shares in any one calendar year. This limitation shall be applied as of any date by taking into account the number of shares available to be made the subject of new Awards as of such date, plus the number of shares previously issued under the Plan and the number of shares subject to outstanding Awards as of such date.

B. REVERSION OF SHARES. If an Option or Restricted Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock which were subject thereto shall become available for future grant under the Plan. Shares of Common Stock that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan; except that shares of Common Stock issued pursuant to a Restricted Stock Award which are repurchased or reacquired by the Company at the original purchase price of such shares (including, in the case of shares forfeited back to the Company, no purchase price), shall be returned to the share reserve for future grant under the Plan. For avoidance of doubt, this Section 5.B shall not apply to any per Participant limit set forth in Section 5.A.

C. SOURCE OF SHARES. Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Company.

D. BOOK-ENTRY. Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book-entry.

6. OPTIONS

A. AWARD. In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

B. EXERCISE PRICE. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

(i) The exercise price per share for Common Stock subject to a Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(ii) The exercise price per share for Common Stock subject to an Incentive Stock Option:

•
granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

•	granted to any other Participant, shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

C. MAXIMUM OPTION PERIOD. The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

D. MAXIMUM VALUE OF OPTIONS WHICH ARE INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Company or any of its Subsidiaries or parent) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

E. NONTRANSFERABILITY. Options granted under the Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. If the Stock Option Agreement so provides or the Committee so approves, a Nonqualified Stock Option may be transferred by a Participant through a gift or domestic relations order to the Participant's family members to the extent in compliance with applicable securities registration rules. The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided that unless the Committee approves a subsequent transfer, such Option shall be nontransferable by the initial transferee of such Option except by will or by the laws of descent and distribution. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

F. VESTING AND TERMINATION OF CONTINUOUS SERVICE. Except as provided in a Stock Option Agreement, the following rules shall apply:

(i) Options will vest as provided in the Stock Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Participant's termination of Continuous Service and the Option will be exercisable only to the extent the Option is vested on the date of termination of Continuous Service.

(ii) If the Participant's termination of Continuous Service is for reason of death or Disability, the right to exercise the Option (to the extent vested) will expire on the earlier of (a) one (1) year after the date of the Participant's termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. Until the expiration date, the Participant or, in the event of the Participant's death (including death after termination of Continuous Service but before the right to exercise the Option expires) Participant's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iii) If the Participant's termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.F(iv)), the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (a) three (3) months after the date of the Participant's termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. If the Participant's termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.F(iv)) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire on the earlier of (x) one (1) year after the date of the Participant's termination of Continuous Service or (y) the date the Option expires under the terms of the Stock Option Agreement, and, until expiration, the Participant's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iv) If the Participant's termination of Continuous Service is for Cause or is a voluntary termination at any time after an event which would be grounds for termination of the Participant's Continuous Service for Cause, the right to exercise the Option shall expire as of the date of the Participant's termination of Continuous Service.

G. EXERCISE. An Option, if exercisable, shall be exercised by completion, execution and delivery of notice (written or electronic) to the Company of the Option which states (i) the Option holder's intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Company and (iv) the method for satisfying any applicable tax withholding as provided in Section 10. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6.H. Subject to the provisions of the Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

H. PAYMENT.

(i) Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee. Payment of all or part of the exercise price of an Option may also be made (a) by surrendering shares of Common Stock to the Company, or (b) if the Common Stock is traded on an established securities market, payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder's written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer.

(ii) If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the exercise price of the shares for which the Option is being exercised.

(iii) On or after the date any Option other than an Incentive Stock Option is granted, the Committee may determine that payment of the exercise price may also be made in whole or part in the form of Restricted Stock or other Common Stock that is subject to a risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever the exercise price is paid in whole or in part in accordance with this Section 6.H(iii), the Stock received by the Participant upon such exercise shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Participant, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares received by the Participant as applied to the forfeitable or restricted shares surrendered by the Participant.

I. STOCKHOLDER RIGHTS. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Company.

J. DISPOSITION. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

7. RESTRICTED STOCK AWARDS

Each Restricted Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of the provisions hereof by references in the agreement or otherwise) the substance of each of the following provisions.

(I) PURCHASE PRICE. The Committee may establish a purchase price for Common Stock subject to a Restricted Stock Award.

(II) CONSIDERATION. The purchase price, if any, of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (a) in cash at the time of purchase, or (b) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(III) VESTING. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee. Any grant or the vesting thereon may be further conditioned upon the attainment of Performance Objectives established by the Committee.

(IV) PARTICIPANT'S TERMINATION OF SERVICE OR FAILURE OF VESTING. In the event of a Participant's termination of Continuous Service before vesting or other failure of the Common Stock to vest, then, unless otherwise provided in the Restricted Stock Award Agreement, the Participant shall forfeit shares of Common Stock held by a Participant under the terms of a Restricted Stock Award which have not vested and for which no purchase price was paid by the Participant and the Company may repurchase or otherwise reacquire (including by way of forfeiture by the Participant) any or all of the shares of Common Stock held by the Participant which have not vested under the terms of the Restricted Stock Award Agreement for such Restricted Stock Award and for which a purchase price was paid by the Participant at such purchase price.

(V) TRANSFERABILITY. Rights to acquire shares of Common Stock under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement for such Restricted Stock Award, as the Committee shall determine in its discretion, so long as Common Stock granted under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

(VI) ADDITIONAL RIGHTS. Any grant may require that any or all dividends or other distributions paid on the shares acquired under a Restricted Stock Award during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee shall determine. Unless provided otherwise in the Restricted Stock Award Agreement, Participants holding shares of Common Stock subject to restrictions under a Restricted Stock Award Agreement may exercise full voting rights with respect to the shares.

8. CHANGES IN CAPITAL STRUCTURE

A. NO LIMITATIONS OF RIGHTS. The existence of outstanding Options or Restricted Stock Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B. CHANGES IN CAPITALIZATION. If the Company shall effect (i) any stock dividend, stock split, subdivision or consolidation of shares, recapitalization or other capital readjustment, (ii) any merger, consolidation, separation of the Company (including a spin-off or split-up), reorganization, partial or complete liquidation or other distribution of assets (other than ordinary dividends or distributions) without receiving consideration therefore in money, services or property, or (iii) any other corporate transaction having a similar effect, then (iv) the number, class, and per share price or base amount of shares of Common Stock subject to outstanding Options and Restricted Stock Awards shall be equitably adjusted by the Committee as it in good faith determines is required in order to prevent enlargement, dilution, or diminishment of rights, (v) the number and class of shares of Common Stock then reserved for issuance under the Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall be adjusted as the Committee deems appropriate to reflect such transaction, and (vi) the Committee shall make such modifications to the Performance Objectives for each outstanding Restricted Award as the Committee determines are appropriate in accordance with Section 2, "Performance Objectives." The conversion of convertible securities of the Company shall not be treated as effected "without receiving consideration." The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

C. MERGER, CONSOLIDATION OR ASSET SALE. If the Company (i) is dissolved, liquidated, merged or consolidated with another entity, (ii) sells or otherwise disposes of substantially all of its assets to another entity or (iii) engages in any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons who are stockholders or Subsidiaries immediately prior to the transaction) owning fifty percent (50%) or more of the combined voting power of all classes of stock of the Company, while Options or Restricted Stock Awards remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options or Restricted Stock Awards with new options or stock awards covering the stock of the successor entity, or parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options and Restricted Stock Awards which have not been continued, assumed or for which a substituted award has not been granted shall become exercisable immediately prior to and terminate immediately as of the effective date of any such merger, consolidation, sale, or other applicable transaction. In the alternative, the Board may elect, in its sole discretion, to cancel any outstanding Options and Restricted Stock Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock Awards, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (B) the exercise price applicable to such Option.

D. LIMITATION ON ADJUSTMENT. Except as previously expressly provided, neither the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Restricted Stock Awards.

9. WITHHOLDING OF TAXES

The Company or a Subsidiary shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Company or Subsidiary in good faith believes is imposed upon it in connection with Federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Restricted Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (ii) tender back to the Company shares of Common Stock received pursuant to an Option or Restricted Stock Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (iii) deliver to the Company previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Company or its Subsidiary in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Company or its Subsidiary with respect to the Option or Restricted Stock Award.

10. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

A. GENERAL REQUIREMENTS. No Option or Restricted Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges or quotation systems on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Restricted Stock Award is granted or for which an Option or Restricted Stock Award is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Restricted Stock Award shall be exercisable, no Restricted Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

B. PARTICIPANT REPRESENTATIONS. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person's own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.

11. GENERAL PROVISIONS

A. EFFECT ON EMPLOYMENT AND SERVICE. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Company or a Subsidiary, (ii) in any way affect any right and power of the Company or a Subsidiary to change an individual's duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor, or (iii) except to the extent the Committee grants an Option or Restricted Stock Award to such individual, confer on any individual the right to participate in the benefits of the Plan.

B. USE OF PROCEEDS. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

C. UNFUNDED PLAN. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

D. FURTHER RESTRICTIONS ON TRANSFER. Any Award made under the Plan may expressly provide that all or any part of the shares of Common Stock that are:
(i) to be issued or transferred by the Company upon the exercise of an Option , or (ii) no longer subject to a substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of the Plan, shall be subject to further restrictions on transfer.

E. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares pursuant to the Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.

F. RULES OF CONSTRUCTION. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, and shall not be used in interpreting, construing or enforcing any provision hereof. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. To the extent that any provision of the Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of the Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of the Plan.

G. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under the Plan, the. Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any subsidiary outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders of the Company.

H. CHOICE OF LAW. The Plan and all Stock Option Agreements and Restricted Stock Award Agreements entered into under the Plan (except to the extent that any such Stock Option Agreement or Restricted Stock Award Agreement otherwise provides) shall be governed by and interpreted under the laws of the jurisdiction of incorporation of the Company excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction of incorporation of the Company.

12. AMENDMENT AND TERMINATION

The Board may amend or terminate the Plan from time to time; provided, however, that with respect to any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) changes the class of employees eligible to receive Incentive Stock Options or (iii) stockholder approval is required by the terms of any applicable law, regulation, or rule, including, without limitation, any rule of any national securities exchange or national market on which the Common Stock is publicly traded, each such amendment shall be subject to the approval of the stockholders of the Company. Except as specifically permitted by a provision of the Plan (other than Section 3.B.), the Stock Option Agreement or Restricted Stock Award Agreement or as required to comply with applicable law, regulation or rule, no amendment to the Plan or a Stock Option Agreement or Restricted Stock Award Agreement shall, without a Participant's consent, adversely affect any rights of such Participant under any Option or Restricted Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option, and any amendment that is required to comply with the rules applicable to Incentive Stock Options, shall not be treated as adversely affecting the rights of the Participant.

13. EFFECTIVE DATE AND DURATION OF PLAN

A. The Plan became effective upon adoption by the Board, subject to approval within twelve (12) months by vote of the holders of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a meeting to be duly held in accordance with the applicable laws of the State of Delaware. Unless and until the Plan has been approved by the stockholders of the Company, no Option or Restricted Stock Award may be exercised, and no shares of Common Stock may be issued under the Plan. In the event that the stockholders of the Company shall not approve the Plan within such twelve (12) month period, the Plan and any previously granted Option or Restricted Stock Award shall terminate.

B. Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders, except that Options and Stock Awards that are granted under the Plan prior to its termination will continue to be administered under the terms of the Plan until the Options and Stock Awards terminate or are exercised.